SIEGEL, SMITH & GARBER, LLP

CERTIFIED PUBLIC ACCOUNTANTS
FINANCIAL ADVISORS
400 S. SIERRA AVENUE, SUITE 100
SOLANO BEACH, CALIFORNIA 92075

MEMBER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
TEL 858.792.8606  FAX 858.792.8608

We consent to this Registration Statement of Interspace Enterprises, Inc. on Form S-8 for our report relating to the financial statements of Interspace Enterprises, Inc. dated December 31, 1999.



/s/ Siegel, Smith & Garber

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Siegel, Smith & Garber, LLP
formerly Siegel * Smith